UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2026

Ascent Industries Co.
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

20 N. Martingale Rd,	Suite 430,
Schaumburg,	Illinois			60173
(Address of principal executive offices)				(Zip Code)
		(630)	884-9181
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	ACNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the "Annual Meeting") of Ascent Industries Co. (the "Company") was held as a virtual meeting on Wednesday, June 10, 2026. For more information on the proposals submitted to shareholders at the Annual Meeting, see the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2026. Set forth below are the final voting results for each of the proposals submitted to the Company's shareholders at the Annual Meeting.
Proposal 1: Election of Directors

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Carmen J. Giannantonio	5,752,309	63,111	18,461	1,617,222
Henry L. Guy	3,762,153	2,053,805	17,923	1,617,222
Christopher G. Hutter	5,296,943	516,757	20,181	1,617,222
J. Bryan Kitchen	5,756,742	59,922	17,217	1,617,222
Aldo J. Mazzaferro	3,777,522	2,049,057	7,302	1,617,222
Jeremy F. Rohen	5,615,350	200,037	18,494	1,617,222
Benjamin Rosenzweig	5,063,441	752,215	18,225	1,617,222

Proposal 2: Advisory approval of Ascent Industries Co.'s named executive officer compensation for fiscal 2025

Votes For	Votes Against	Abstain	Broker Non-Votes
5,763,830	52,369	17,682	1,617,222

Proposal 3: Ratification of the appointment of Baker Tilly US, LLP as Ascent Industries Co.'s independent registered public accounting firm for the fiscal year ending December 31, 2026

Votes For	Votes Against	Abstain
7,417,001	18,131	15,971

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

ASCENT INDUSTRIES CO.

Dated: June 10, 2026	By: /s/ Ryan Kavalauskas
Ryan Kavalauskas
Chief Financial Officer